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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Keystone Consolidated Industries, Inc. and Subsidiaries on Form S-3 of our report dated March 2, 1998, on our audits of the consolidated financial statements and financial statement schedule of Keystone Consolidated Industries, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is incorporated by reference in this Registration Statement on Form S-3.

PricewaterhouseCoopers LLP

Dallas, Texas
January 29, 1999